U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 25, 1997

                           NEOMEDIA TECHNOLOGIES, INC.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   DELAWARE                           0-21743                   36-3680347
---------------                     -----------              -------------------
(State or other                     (Commission                (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


2201 SECOND STREET, SUITE 600, FORT MYERS, FLORIDA          33901
--------------------------------------------------        ----------
     (Address of principal executive offices)             (Zip Code)

A Form 8-K dated September 25, 1997, was filed by NeoMedia Technologies, Inc. ("NeoMedia") disclosing the acquisition of all of the stock of Allegiant Legacy Solutions, Inc. ("Allegiant") from its two shareholders in accordance with a Stock Purchase Agreement (the "Agreement") entered into between the parties (the "Allegiant Merger"). At that time it was impracticable to provide the required financial statements of Allegiant and the required pro forma financial information, both of which are filed herwith as Item 7. Item 2 and Exhibits were previously filed with Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

         The audited financial statements of Allegiant as of December 31, 1996 are attached hereto and filed herewith.

(b) Pro Forma Financial Information

         The unaudited consolidated balance sheet of NeoMedia as of September 30, 1997 and the unaudited consolidated statement of operations for the nine months ended September 30, 1997 are hereby incorporated by reference to NeoMedia's Form 10-QSB for the three months ended September 30, 1997. This unaudited consolidated financial information was prepared with the Allegiant Merger being accounted for as a pooling of interests, and accordingly, this financial information was prepared as if the entities were combined for all prior periods.

         The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 1996 for NeoMedia and Allegiant is attached hereto and filed herewith.

         The pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the Allegiant Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results.

         The pro forma combined consolidated financial information should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of NeoMedia previously filed and the audited historical financial statements and related notes thereto of Allegiant attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEOMEDIA TECHNOLOGIES, INC.
                                                 (Registrant)


Date: NOVEMBER 24, 1997             By: /s/ CHARLES T. JENSEN
                                       ---------------------------
                                        Charles T. Jensen, Vice President,
                                        Chief Financial Officer, Treasurer
                                        and Director

INDEX TO FINANCIAL STATEMENTS OF ALLEGIANT LEGACY SOLUTIONS, INC. AND PRO FORMA FINANCIAL INFORMATION

Report of Independent Accountants .......................................  F-1

Balance Sheet as of December 31, 1996 ...................................  F-2

Statement of Operations for the Period from Inception
         on February 16, 1996 to December 31, 1996 ......................  F-3

Statement of Cash Flows for the Period from Inception
         on February 16, 1996 to December 31, 1996 ......................  F-4

Statement of Shareholders' Equity for the Period from Inception on February 16, 1996 to December 31, 1996 ......................  F-5

Notes to Financial Statements ...........................................  F-6

NeoMedia Unaudited Pro Forma Combined Consolidated Statements of
         Operations for the Year Ended December 31, 1996 ................  F-9

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Allegiant Legacy Solutions, Inc.:

We have audited the accompanying balance sheet of Allegiant Legacy Solutions, Inc. ("Allegiant") as of December 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from inception on February 16, 1996 to December 31, 1996. These financial statements are the responsibility of Allegiant's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegiant as of December 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from inception on February 16, 1996 to December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.
----------------------------

COOPERS & LYBRAND L.L.P.

Chicago, Illinois
October 24, 1997



                        ALLEGIANT LEGACY SOLUTIONS, INC.
                      BALANCE SHEET AS OF DECEMBER 31, 1996


ASSETS
Current assets:
     Cash ............................................................   $  49,909
     Trade accounts receivable, net of allowance for doubtful accounts      57,861
     Prepaid expenses and other ......................................          64
                                                                         ---------

         Total current assets ........................................     107,834

Property and equipment, net of accumulated depreciation ..............      19,821
                                                                         ---------
     Total assets ....................................................   $ 127,655
                                                                         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable ................................................   $  36,661
     Accrued expenses ................................................      12,869
     Deferred revenue ................................................      20,150
                                                                         ---------
         Total current liabilities ...................................      69,680
                                                                         ---------
Shareholders' equity:
     Common stock, without par value, 850 shares authorized,
         200 shares issued and outstanding ...........................         200
     Additional paid-in capital ......................................      58,869
     Accumulated deficit .............................................      (1,094)
                                                                         ---------

         Total shareholders' equity ..................................      57,975
                                                                         ---------

     Total liabilities and shareholders' equity ......................   $ 127,655
                                                                         =========

   The accompanying notes are an integral part of these financial statements.

                        ALLEGIANT LEGACY SOLUTIONS, INC.
                     STATEMENT OF OPERATIONS FOR THE PERIOD
            FROM INCEPTION ON FEBRUARY 16, 1996 TO DECEMBER 31, 1996

NET SALES:
     License fees .............................   $ 119,675
     Software product resales .................     142,073
     Technology equipment resales .............     175,587
     Service fees .............................     125,739
                                                  ---------
         Total net sales ......................     563,074
                                                  ---------
COST OF SALES:
     License fees .............................      32,596
     Software product resales .................      72,212
     Technology equipment resales .............     128,491
     Service fees .............................      62,592
                                                  ---------
         Total cost of sales ..................     295,891
                                                  ---------

GROSS PROFIT ..................................     267,183

General and administrative expenses ...........     168,641
Sales and marketing expenses ..................      83,369
Research and development costs ................      17,313
                                                  ---------

Loss from operations ..........................      (2,140)

Other income ..................................       1,046
                                                  ---------

NET LOSS ......................................   $  (1,094)
                                                  =========
PER SHARE DATA:
     Net loss per share .......................   $   (5.47)
                                                  =========

     Weighted average common shares outstanding         200
                                                  =========


   The accompanying notes are an integral part of these financial statements.

                        ALLEGIANT LEGACY SOLUTIONS, INC.
                     STATEMENT OF CASH FLOWS FOR THE PERIOD
            FROM INCEPTION ON FEBRUARY 16, 1996 TO DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ........................................................... $ (1,094)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
     Non-cash general and administrative expenses ..................   58,869
     Provision for doubtful accounts ...............................    5,000
     Depreciation ..................................................    1,721
     Changes in current assets and liabilities:
         Trade accounts receivable .................................  (62,861)
         Other current assets ......................................      (64)
         Accounts payable and accrued expenses .....................   46,080
         Deferred revenue ..........................................   20,150
                                                                     --------

         Net cash provided by operating activities .................   67,801
                                                                     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment ..............................  (18,092)
                                                                     --------

         Net cash used in investing activities .....................  (18,092)
                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock .........................      200
                                                                     --------

         Net cash provided by financing activities .................      200
                                                                     --------

NET INCREASE IN CASH ...............................................   49,909

CASH, BEGINNING OF PERIOD ..........................................     --
                                                                     --------

CASH, END OF PERIOD ................................................ $ 49,909
                                                                     ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Non-cash activities:
     In 1996, Allegiant received services from an officer with a fair market value of $58,869. Accordingly, general and administrative expense and additional paid-in-capital have been increased by a corresponding amount.

     As of December 31, 1996, Allegiant recorded accounts payable of $3,450 related to the acquisition of property and equipment.

   The accompanying notes are an integral part of these financial statements.

                        ALLEGIANT LEGACY SOLUTIONS, INC.
                STATEMENT OF SHAREHOLDERS' EQUITY FOR THE PERIOD
            FROM INCEPTION ON FEBRUARY 16, 1996 TO DECEMBER 31, 1996

                                         ADDITIONAL                  NUMBER
                               COMMON    PAID-IN-     ACCUMULATED      OF
                               STOCK     CAPITAL        DEFICIT      SHARES
                              -------    ----------   -----------    -------
Issuance of common stock,
     February 16, 1996 ...    $   200     $  --         $  --           200

Contribution of services .       --        58,869          --          --

Net loss .................       --          --          (1,094)       --
                              -------     -------       -------     -------

Balance, December 31, 1996    $   200     $58,869       $(1,094)        200
                              =======     =======       =======     =======


   The accompanying notes are an integral part of these financial statements.

                        ALLEGIANT LEGACY SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

     Allegiant Legacy Solutions, Inc. ("Allegiant") was incorporated under the laws of the state of Ohio on February 16, 1996. Allegiant is a Subchapter S corporation owned equally by George G. Luntz and Gerald L. Willis.

NATURE OF BUSINESS OPERATIONS

     Allegiant developed, owns and sells licenses for a set of comprehensive software tools, including "ADAPT2000," that identifies, seeks and automatically corrects date data that is stored in various formats across both program code and specific data files. In addition to converting legacy systems written in COBOL computer language to comply with the Year 2000 requirements, ADAPT2000 works to convert other restrictive source and application code, such as telephone area codes and monetary systems such as the impending European Economic Community's Eurodollar.

     In addition, Allegiant assists clients to migrate software applications on closed, proprietary ("legacy") systems to more cost effective and extendable open systems platforms. Allegiant also provides strategic consulting, systems development, systems engineering and support services. As part of these services, Allegiant acts as a reseller of purchased hardware in connection with open systems development and migrations. Allegiant maintains relationships with a number of major companies under which Allegiant sells third party purchased hardware and software products of those companies.

     Allegiant has established several strategic alliances with third party software and hardware vendors, leading consulting firms and major system integrators. These alliances are integral to Allegiant's business operations.

     Allegiant principally markets and distributes its products through distributors in the United States, Europe, South Africa and Australia.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     License fees represent revenue from the licensing of Allegiant's proprietary software tools and applications products. Allegiant licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Software product and technology equipment sales represent revenue from the resale of purchased third party hardware and software products. Service fees represent revenue from consulting, education, and post contract software support services.

     Allegiant recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition." Software license fees are recognized upon shipment to the customer to the extent that collection is probable and the remaining Company obligations are insignificant. When all components necessary to run hardware have been shipped and only insignificant post-delivery obligations remain, revenue and costs are recognized at the time of shipment, based upon the sales price and the cost of specific items shipped. Historically, product returns and allowances have been insignificant.

     Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support, and sales of Allegiant's proprietary software which is not bundled with hardware or software of third parties. Hardware maintenance is generally billed to the customers in advance on a monthly, quarterly or annual basis and recognized as revenue ratably over the term of the maintenance contract. Other service revenues, including training and consulting, are recognized as the services are performed.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost less allowances for accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is generally computed using straight-line methods over the estimated useful lives of the related assets. The estimated useful lives range from three to five years for equipment and up to seven years for furniture and fixtures. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

INCOME TAXES

     Allegiant, with the consent of its two shareholders, elected to be treated as a small business corporation (S corporation under the Internal Revenue Code) for income tax purposes. Accordingly, Allegiant's taxable income and related tax credits were reportable by the two shareholders on their individual income tax returns.

COMPUTATION OF INCOME PER SHARE

     The computation of net income per share is based on the weighted average number of common shares outstanding during the period. Allegiant had no stock options or other common stock equivalents as of December 31, 1996.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject Allegiant to concentrations of credit risk consist primarily of trade accounts receivable with customers. Allegiant's customers are generally located throughout the United States, Europe, South Africa and Australia. Allegiant extends credit to its customers as determined on an individual basis and has included an allowance for doubtful accounts of $5,000 in its December 31, 1996 balance sheet. During 1996, Allegiant had net sales to three major customers totaling 73% of net sales with sales to one of these three customers totaling 44% of net sales. As of December 31, 1996, there were no trade accounts receivable from these three major customers.

3.   PROPERTY AND EQUIPMENT

     As of December 31, 1996, property and equipment consisted of the following:

Furniture and fixtures ......................................   $    937
Equipment ...................................................     20,605
                                                                --------
     Total ..................................................     21,542

Less accumulated depreciation ...............................     (1,721)
                                                                --------

Total property and equipment, net of accumulated depreciation   $ 19,821
                                                                ========

4.   TRANSACTIONS WITH RELATED PARTIES

     During 1996, Allegiant reimbursed and shared expenses with Allegiant Data Systems, Inc. ("ADS") and Allegiant Management Assistance, Inc. ("AMA"), both of which are wholly-owned by Gerald L. Willis. During 1996, total expenses reimbursed to ADS were $302,000. In addition, AMA assisted Allegiant with certain consulting contracts, for which Allegiant paid to AMA $31,000 during 1996.

5.   LEASES

     Allegiant shares leases of certain office equipment with ADS under various operating leases. These leases provide for minimum rents and generally include options to renew for additional periods. During 1996, Allegiant's rent expense was $3,000. On January 17, 1997, Allegiant entered into a three-year operating lease agreement for office space with GEDA, a Limited Liability Company, which is owned by Gerald L. Willis. Future minimum payments required by the lease will be approximately $27,000 per year.

6.   SUBSEQUENT EVENT

     On September 25, 1997, George G. Luntz and Gerald L. Willis sold all of the stock in Allegiant to NeoMedia Technologies, Inc. ("NeoMedia") in accordance with a Stock Purchase Agreement entered into between the parties. Mr. Luntz and Mr. Willis received an aggregate of 1,070,000 shares of authorized, but unissued common stock of NeoMedia. The number of shares of NeoMedia's common stock received by Mr. Luntz and Mr. Willis was determined through arms-length negotiations between the parties. Mr. Luntz entered into an employment agreement with NeoMedia, and Mr. Willis entered into a consulting agreement with NeoMedia. This merger will be accounted for as a pooling of interests.


                           NEOMEDIA TECHNOLOGIES, INC.
       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               HISTORICAL
                                      ---------------------------      PRO FORMA     PRO FORMA
                                        NEOMEDIA       ALLEGIANT      ADJUSTMENTS    COMBINED
                                      -----------     -----------     -----------   -----------
NET SALES:
     License fees ................    $       775     $       120       $ --        $       895
     Software product resales ....          2,231             142         --              2,373
     Technology equipment resales          12,438             175         --             12,613
     Service fees ................          2,074             126         --              2,200
                                      -----------     -----------       ------      -----------
         Total net sales .........         17,518             563         --             18,081
                                      -----------     -----------       ------      -----------
COST OF SALES:
     License fees ................            316              33         --                349
     Software product resales ....          1,406              72         --              1,478
     Technology equipment resales          10,665             128         --             10,793
     Service fees ................          1,906              63         --              1,969
     Amortization of capitalized
         software costs ..........            655            --           --                655
                                      -----------     -----------       ------      -----------
         Total cost of sales .....         14,948             296         --             15,244
                                      -----------     -----------       ------      -----------

GROSS PROFIT .....................          2,570             267         --              2,837
General and administrative expense          2,288             169         --              2,457
Sales and marketing expenses .....          2,326              83         --              2,409
Research and development costs ...            335              17         --                352
                                      -----------     -----------       ------      -----------

Loss from operations .............         (2,379)             (2)        --             (2,381)

Interest expense, net ............            540              (1)        --                539
                                      -----------     -----------       ------      -----------

Loss before income taxes .........         (2,919)             (1)        --             (2,920)

Provision for income taxes .......            156            --           --                156
                                      -----------     -----------       ------      -----------

NET LOSS .........................    $    (3,075)    $        (1)      $ --        $    (3,076)
                                      ===========     ===========       ======      ===========

PER SHARE DATA:
Net loss per share ...............    $     (0.72)    $     (5.47)                  $     (0.59)
                                      ===========     ===========                   ===========
Weighted average common and common
     equivalent shares outstanding      4,266,753             200                     5,203,003
                                      ===========     ===========                   ===========